Exhibit 4.32

Date:       22nd September 2004

Our ref: CR/LC/TEAM1/CEB

CONFIDENTIAL

Pentalpha Hong Kong Ltd.

21/F., Citicorp Centre, 18 Whitfield Road,

Causeway Bay,

Hong Kong.

Attn.: Mr. John Sham / Mr. Samuel Leung

Dear Sirs,

BANKING FACILITIES : PENTALPHA HONG KONG LTD.

We refer to our letter dated 24th September 2003 setting out the facilities made available to your company.

Following our recent discussions, we confirm that the facilities have been renewed on unchanged basis except the Fixed Loan Facility has been fully repaid.

If you have any queries, please contact our Manager, Credit & Marketing Mr. Kevin Choy, whose telephone number is 2821-1845.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,

For and on behalf of

STANDARD CHARTERED BANK (HONG KONG) LIMITED

/s/ JOSEPHINE TO
Josephine To
Senior Credit Documentation Manager

JT/PY/mc

Standard Chartered Bank (Hong Kong) Limited

Wholesale Bank

Credit Risk Control

11th Floor Standard Chartered Tower

388 Kwun Tong Road Kwun Tong Hong Kong